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                                Exhibit 23 (j)(1)
                          Consent of Ernst & Young LLP




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                     Consent of Independent Auditors

We consent to the use of our report dated March 18, 2002, with respect to the financial statements of AEGON/Transamerica Fund Advisers, Inc., included in Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A No. 33-2659) and related Prospectus of IDEX Mutual Funds.



Des Moines, Iowa
March 26, 2002